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Unique Fabricating, Inc. Announces Waiver and Amendment of its Credit Agreement
Company Exits Forbearance
Auburn Hills, MI – November 7, 2022 — Unique Fabricating, Inc. (NYSE American: UFAB), a leader in engineering and manufacturing multi-material foam, rubber, and plastic components utilized in noise, vibration, and harshness management and air/water sealing applications for the transportation, appliance, medical, and consumer/off-road markets, today announced that it has entered into the Waiver and Ninth Amendment (the “Ninth Amendment”) to the Credit Agreement and Loan Documents, dated November 8, 2018, as amended, with the financial institutions signatory there to (the “Lenders”) and Citizens Bank, National Association, a national banking association, as Administrative Agent for the Lenders.
As previously reported, as of December 31, 2020, and March 31, 2021, the Company was in violation of certain of its financial covenants (the “Specified Defaults”), as defined in the Company’s Credit Agreement. As of September 30, 2021, the Company was also in violation of the required Minimum Consolidated EBITDA covenant, as amended by the Second Amendment to the Forbearance Agreement dated September 21, 2021 (the “Specified Forbearance Termination Event”). The Lenders entered into a Forbearance Agreement initially in April 2021, which subsequently has been extended, most recently through November 7, 2022, pursuant to which the Lenders agreed to forbear on a limited basis from exercising their rights because of the Specified Defaults and the Specified Forbearance Termination Event. The Lenders in the Ninth Amendment, among other things, agreed to grant a permanent waiver of the Specified Defaults and the Specified Forbearance Termination Event that have occurred prior to the effectiveness of the Ninth Amendment and of any right the Lenders may have to exercise any of their rights against the Company as a result. As a result of the new credit agreement amendment, the Company is no longer in forbearance. This represents the second step of a more comprehensive recapitalization, a process that has previously been disclosed. The Ninth Amendment requires that the Company take certain steps by specified dates to accomplish a refinancing of the debt to the lenders and to repay the debt altogether by February 2023.
Terms and details of the amendment and waiver will be filed in a Form 8-K with the Securities and Exchange Commission.
About Unique Fabricating, Inc.
Unique Fabricating, Inc. (NYSE American: UFAB) engineers and manufactures components for customers in the transportation, appliance, medical, and consumer/off-road markets. The Company’s solutions are comprised of multi-material foam, rubber, and plastic components and utilized in noise, vibration and harshness (“NVH”) management, acoustical management, water and air sealing, decorative and other functional applications. Unique leverages proprietary manufacturing processes, including die cutting, thermoforming, compression molding, fusion molding, and reaction injection molding to manufacture a wide range of products including air management products, heating ventilating and air conditioning (“HVAC”), seals, engine covers, fender stuffers, air ducts, acoustical insulation, door water shields, gas tank pads, light gaskets, topper pads, mirror gaskets, glove box liners, personal protection equipment, and packaging. The Company is headquartered in Auburn Hills, Michigan. For more information, visit http://www.uniquefab.com.

Safe Harbor Statement
Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company's or the Company's industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by this press release. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward looking statements. Such forward-looking statements include statements regarding, among other things, our expectations about the proposed refinancing of the Company's existing senior secured credit facility. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, those discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission and in particular the Section entitled “Risk Factors”, including that there is doubt as to the Company’s continuing as a going concern as well as any updates to those risk factors filed from time to time in our periodic and current reports filed with the Securities and Exchange Commission. All statements contained in this press release are made as of the date of this press release, and Unique Fabricating does not intend to update this information, unless required by law. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.